SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

June 27, 2007

ARIEL WAY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-50051	65-0983277
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 1220
Vienna, VA 22182

(Address of principal executive offices) (Zip Code)

(703) 918-2420

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

On June 21, 2007, Ariel Way, on behalf of its 60 % owned subsidiary dbsXmedia, Inc. closed on a Settlement Agreement and General Release (the “Settlement and Release”) with Loral Skynet Network Services, Inc. (“Loral Skynet”). As part of the Settlement and Release, Ariel Way paid Loral Skynet on June 21, 2007 a total of $57,000, that was the agreed to Settlement Payment in settlement of all amounts owed from dbsXmedia and/or Ariel Way to Loral Skynet, as well as any and all obligations and liabilities between and among the parties to the various agreements set forth in the Settlement and Release Agreement and disclosed in prior filings with the Securities and Exchange Commission.

On June 13, 2007 the Company issued a Promissory Note to Cornell Capital Partners, L.P. in the principal amount of $57,000 with an interest at the annual rate of eleven percent (11%) on the unpaid balance due and payable on or before June 13, 2008. The foregoing is only a summary of the terms of the Promissory Note and is qualified in its entirety by reference to the Promissory Note, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits Furnished.

10.1	Promissory Note dated June 13, 2007 issued by Ariel Way, Inc. to Cornell Capital Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARIEL WAY, INC.

By:  /s/ Arne Dunhem
Name: Arne Dunhem
Title:  President and Chief Executive Officer

Date: June 27, 2007